                                                               EXHIBIT 99.d(xii)

            AMENDMENT NUMBER 3 TO INVESTMENT SUB-ADVISORY AGREEMENT

      The Investment Sub-Advisory Agreement between Hartford Investment Financial Services Company and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended by Amendment Number 1 to Investment Sub-Advisory Agreement dated December 31, 1997 and Amendment Number 2 to Investment Sub-Advisory Agreement dated April 30, 1998 (the "Agreement") is hereby amended to include The Hartford Global Leaders Fund (the "Fund") as an additional Portfolio. All provisions in the Agreement shall apply to the Fund except that the management fee shall be as follows:

      A fee accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

                           Net Asset Value           Annual Rate
                           ---------------           -----------
                           First $50,000,000           0.40%
                           Next $100,000,000           0.30%
                           Next $350,000,000           0.25%
                           Next $500,000,000           0.20%
                           Amount Over $1 Billion      0.175%

      Wellington Management shall waive 100% of its sub-advisory fee until shareholder assets of the Fund reach $50 million (exclusive of money invested by HIFSCO or its affiliates).

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of September, 1998.

                                 HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

                                 By: /s/ Joseph H. Gareau
                                    ---------------------------------------
                                         Joseph H. Gareau
                                         Executive Vice President

                                 WELLINGTON MANAGEMENT  COMPANY, LLP

                                 By: /s/ Robert W. Doran
                                    ---------------------------------------
                                         Robert W. Doran
                                 Title:  Chairman